                                                                    EXHIBIT 4-AF


                             AMENDMENT NO. 4 TO THE
                      AMENDED AND RESTATED TRUST AGREEMENT

         This AMENDMENT NO. 4 (the "AMENDMENT") is made as of February 9, 2000, by Israel J. Floyd, Stuart C. Shears and Michael J. Scott (collectively, the "ADMINISTRATIVE TRUSTEES"), The Chase Manhattan Bank, as Property Trustee ("CHASE"), Hercules Incorporated, a Delaware corporation (the "SPONSOR"), and by the Holders, from time to time, of undivided beneficial interests in the assets of Hercules Trust V (the "TRUST"), a business trust created pursuant to a Trust Agreement dated as of October 14, 1998, as amended by the Amended and Restated Trust Agreement dated as of November 12, 1998, the Amendment to the Amended and Restated Trust Agreement dated as of July 6, 1999, the Amendment No. 2 to the Amended and Restated Trust Agreement dated as of October 25, 1999 and the Amendment No. 3 to the Amended and Restated Trust Agreement dated as of January 24, 2000 (as amended, the "TRUST AGREEMENT").

         WHEREAS, the Trustees and the Sponsor have established the Trust pursuant to the Trust Agreement for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust (the "SECURITIES") having such terms as are set forth in Annex I thereto ("ANNEX I") and investing the proceeds thereof in the Auction Rate Reset Junior Subordinated Notes Series A of the Sponsor (the "SUBORDINATED NOTES") and engaging in only those activities necessary, advisable or incidental thereto;

         WHEREAS, the Trust Agreement and Annex I provide for amendment of the Trust Agreement and the Securities, subject to satisfaction of certain requirements;

         WHEREAS, the parties hereto desire to extend the Mandatory Redemption Date (as defined in the Trust Agreement) and change the Distribution Rate (as defined in Annex I) of the Securities and to provide for remarketing of the Securities in certain circumstances;

         WHEREAS, this Amendment does not affect the rights, powers, duties, obligations or immunities of the Property Trustee or of the Delaware Trustee;

         WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of their mutual covenants contained herein and in the Trust Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE 1



         SECTION 1.01. Amended Definitions. The following definitions contained in Section 1.01 of the Trust Agreement are hereby amended to read in their entirety as follows:

                  ""FAILED REMARKETING" has the meaning set forth in the Remarketing Agreement."

                  ""FINAL RESET DATE" has the meaning set forth in Section 6.02(a)(ii)."

                  ""MANDATORY REDEMPTION DATE" means February 9, 2002; provided, that on and after the settlement of the sale of the Preferred Securities in a successful Remarketing, the Mandatory Redemption Date shall be the Remarketed Redemption Date; and provided, further, that, in accordance with Section 6.02(a)(iv), in the event the Sponsor elects to pay the aggregate Liquidation Amount of and accumulated and unpaid Distributions on the Preferred Securities upon receipt of the Remarketing Notice, and notifies the Remarketing Agent of such election within five Business Days thereafter, the Mandatory Redemption Date shall be the date eight Business Days after receipt of the Remarketing Notice."

                  ""REMARKETING AGENT" means Banc of America Securities LLC."

                  ""REMARKETING AGREEMENT" means the Remarketing and Contingent Purchase Agreement dated as of February 9, 2000 among the Subordinated
         Note Issuer, the Trust and the Remarketing Agent."

                  ""REMARKETING PRICE" means 100% of the aggregate stated Liquidation Amount of the Preferred Securities."

                  ""SECONDARY PURCHASE AGREEMENT" means an agreement to be dated as of the Reset Date (or such other date as permitted by applicable law) among the Sponsor, the Trust, the Remarketing Agent and the Secondary Purchaser, in the form agreed among the Sponsor, the Trust, the Remarketing Agent and the Secondary Purchaser."

         SECTION 1.02. Additional Definitions. The following definitions are hereby inserted in the appropriate alphabetical order in Section 1.01 of the Trust Agreement:

                  ""AFFILIATED BIDDER" has the meaning set forth in Section 6.02(b)."

                  ""FINAL RESET DATE" has the meaning set forth in Section 6.02(a)(ii)."

                  ""PRE-REMARKETING DISTRIBUTION DATE" has the meaning set forth in Section 2(b) of Annex I hereto."

                  ""REMARKETED REDEMPTION DATE" means the later of (i) the first anniversary of the Remarketing Settlement Date on which Replacement Securities are issued, and (ii) February 9, 2002."

                  ""REMARKETING NOTICE" has the meaning set forth in Section 6.02(a)(i)."

                  ""REQUESTING HOLDERS" has the meaning set forth in Section 6.02(a)(i)."

         SECTION 1.03. Deleted Definitions. The definitions of "Maturity Extension Date" and "Remarketed Maturity Date" are hereby deleted in their entirety from Section 1.01 of the Trust Agreement.

                                    ARTICLE 2



         SECTION 2.01. Application of Articles 1, 2 and 3. The provisions of
Article 1, Article 2 and Article 3 hereof shall apply to the Securities and the certificates therefor shall be appropriately amended.

         SECTION 2.02. Amendment of Distribution Rate. Section 2 of Annex I is hereby amended to read in its entirety as follows:

         "2. Distributions.

                  (a) "DISTRIBUTIONS" with respect to the Liquidation Amount of $1,000 per Security (the "LIQUIDATION AMOUNT") of each Security will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                           (i) from and including November 12, 1998 to but
                  excluding February 9, 2000, LIBOR plus 175 basis points;

                           (ii) from and including February 9, 2000 to but
                  excluding the earlier of (A) the Remarketing Settlement Date on which

                  Replacement Securities are issued and (B) the date such Security is redeemed, LIBOR plus 150 basis points;

                           (iii) from and including the Remarketing Settlement
                  Date on which Replacement Securities are issued to but excluding the date such Security is redeemed, the Winning Bid Rate; and

                           (iv) notwithstanding clauses (i), (ii) and (iii)
                  above, if such Security is not redeemed because the Subordinated Note Issuer fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date such Security is redeemed, the applicable Distribution Rate in effect on the due date, compounded quarterly, but only to the extent permitted by applicable law.

         Distributions that are not paid when due will bear additional distributions ("ADDITIONAL DISTRIBUTIONS") thereon compounded quarterly at the applicable Distribution Rate in effect on the due date specified above (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                   (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999 and (ii) on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), and will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect from and including February 12, 1999 to but excluding February 9, 2000, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date (a "DATE

         OF DETERMINATION") and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 150 basis points. The amount of the Distribution payable on February 12, 2000 shall reflect the pro rata application of the two Distribution Rates applicable to the calculation period for such Distribution for each day on which the applicable Distribution Rate was in effect. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         All percentages resulting from any calculations on the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities and on the Common Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing on such Remarketing Settlement Date and
         (ii) on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), and will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and including such Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay); provided, that if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

                   (d) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the fifteenth day prior to each Pre-Remarketing Distribution Date or Distribution Date, as the case may be. Subject to any applicable laws and regulations and the provisions of the Agreement, each such payment in respect of the Preferred Securities will be made in respect of any global certificate representing Preferred Securities, to the Depository (or other applicable Depository), which shall credit the relevant accounts at the Depository (or such other Depository) on the applicable payment dates, or in respect of Preferred Securities in certified form, by check mailed to the address of the Holder entitled thereto as such address shall appear on the register; provided that at the written request of any Holder of at least $10,000,000 aggregate Liquidation Amount of Preferred Securities received by the Property Trustee not later than the fifteenth day prior to the applicable Pre-Remarketing Distribution Date or Distribution Date, Distributions accrued on such Preferred Securities will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such holder specified in such request. The relevant record dates for the Common Securities shall be the same as the record dates for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Subordinated Note Issuer having failed to make a payment under the Subordinated Notes, will cease to be payable to the Holder on the relevant record date, and such defaulted Distributions will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

                   (e) The Distribution Rate on the Securities (as well as the interest rate on the Subordinated Notes) shall be reset in the manner provided in Section 6.03 of the Agreement and in the Indenture.

                   (f) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities."

         SECTION 2.03. Amendment of Securities. Each Holder of Common Securities and each Holder of Preferred Securities (by signing a separate consent to this Amendment) agrees to surrender the certificates representing the Securities to the Property Trustee in exchange for new certificates reflecting the amended terms provided for in this Amendment in the forms set forth as Exhibits A-1 and A-2 attached hereto. Such replacement certificates shall be executed by an Administrative Trustee, and authenticated (in the case of Preferred Securities) and delivered by the Property Trustee to such Holders upon surrender to the Property Trustee of the old certificates. The surrendered certificates shall be canceled by the Property Trustee and shall no longer be outstanding.



                                    ARTICLE 3



         SECTION 3.01. Remarketing of Preferred Securities. (a) Section 4.03(e) of the Trust Agreement is hereby amended to read in its entirety as follows:

                  "(e) negotiate the terms of, enter into, sign on behalf of the Trust and deliver the Purchase Agreement, in the form of Exhibit C, providing for the sale of the Preferred Securities, the Remarketing Agreement, providing for the Remarketing of the Preferred Securities, or under certain circumstances, the Subordinated Notes, and the Secondary Purchase Agreement providing for the resale of the Preferred Securities."

         (b) Article 6 of the Trust Agreement is hereby amended to read in its entirety as follows:

                                   "ARTICLE 6

                     DISTRIBUTIONS; RESET RATE; REMARKETING

         SECTION 6.01. Distributions. Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Securities in accordance with the respective terms and preferences set forth below and in Annex I. If and to the extent that the Subordinated Note Issuer makes a payment of interest, premium and/or principal on the Subordinated Notes held by the Property Trustee (the amount of any such payment being a "PAYMENT AMOUNT"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "DISTRIBUTION") of the Payment Amount to Holders.

         SECTION 6.02.  Remarketing Procedures.

                  (a) (i) Subject to Section 6.04, the Holders of a Majority in Liquidation Amount of the Securities, acting together as a single class (the "REQUESTING HOLDERS") have the right to require Remarketing of the Preferred Securities at any time. The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent at any time requesting a Remarketing of the Preferred Securities. Upon the receipt of such notice, the Remarketing Agent shall immediately deliver a written notice to the Sponsor on behalf of the Requesting Holders (the "REMARKETING NOTICE"). If the Requesting Holders exercise their right to require the Remarketing of the Preferred Securities, the Reset Date shall be the sixth Business Day (the "EXPECTED RESET DATE") after the date on which the Remarketing Notice is received by the Sponsor.

                  (ii)  Notwithstanding Section 6.02(a)(i):

                           (A) the Sponsor may, by notice to the Remarketing
                  Agent, direct that the Reset Date be delayed if the Sponsor believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                           (B) the Remarketing Agent may, by notice to the
                  Sponsor, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

         provided that the Sponsor and the Remarketing Agent, in either such event, will use their reasonable best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the 15th Business Day following the date on which the related Remarketing Notice was received, or the 20th Business Day in the case of a Renewed Remarketing (as hereinafter defined) to which the provisions of Section 6.04 are applicable (as applicable, the "FINAL RESET DATE").

                  (iii) If the Sponsor and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, a Failed Remarketing shall be deemed to have occurred.


                  (iv) Notwithstanding the provisions of this Article 6, upon receipt of a Remarketing Notice the Sponsor shall have the right, in its sole discretion, to elect to pay the aggregate Liquidation Amount of and accumulated and unpaid Distributions on the Preferred Securities, rather than proceed with the Remarketing. The Sponsor shall make such election by sending written notice, within five Business Days after the receipt of the Remarketing Notice, to the Remarketing Agent and the Property Trustee. If the Sponsor makes such election, it shall pay the aggregate Liquidation Amount of and accumulated and unpaid Distributions on the Preferred Securities to the Holders thereof on the date eight Business Days after receipt of the Remarketing Notice.

                   (b) The Sponsor shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify three Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "AFFILIATED BIDDER") may, at its option, also enter a Bid. The Remarketing Agent shall disclose to the Sponsor the Bids obtained and determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Sponsor and the Property Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, such Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the Sponsor and the Trust.

                   (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more bidders, the Remarketing Agent shall, in consultation with the Sponsor, designate one of such bidders as the Secondary Purchaser.

                   (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate Liquidation Amount of the Preferred Securities, with a Distribution Rate equal to the Winning Bid Rate and with a Mandatory Redemption Date on the Remarketed Redemption Date.

                   (e) If a Remarketing has occurred pursuant to this Section
         6.02 but settlement of the purchase and sale of the Preferred Securities does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of Section 6.04 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to have occurred on such Remarketing Settlement Date.

                   (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay on the Remarketing Settlement Date to the Remarketing Agent on behalf of the Holders of the Preferred Securities, an amount of cash equal to the Remarketing Price.

                   (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall pay the Remarketing Price to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall promptly pay such amounts to the Former Holders on the Remarketing Settlement Date in the manner specified in Section 5(g) of Annex I hereto for payments with respect to redemptions of the Preferred Securities. Any amounts held by the Paying Agent for payment to the Former Holders shall not be property of the Trust.

                   (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

                   (i) Any outstanding Preferred Securities purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in
         Section 6.02(j). After the Remarketing Settlement Date (except in the event of (y) a Failed Remarketing or (z) a failure by the Trust to pay on the Remarketing Settlement Date all accrued and unpaid Distributions (including any Additional Distributions) to such Remarketing Settlement
         Date), (A) the Trust shall make no further payments to, and the Trust shall have no further obligations under this Agreement in respect of, the Holders of such replaced Preferred Securities (the "FORMER HOLDERS"), (B) the Trust shall only be obligated to make payments to the Holders of Replacement Securities and (C) the Preferred Securities of the Former Holders shall no longer represent an obligation of or interest in the Trust but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

                   (j) The Sponsor shall cause replacement certificates evidencing the remarketed Preferred Securities (the "REPLACEMENT SECURITIES") to be executed by an Administrative Trustee on behalf of the Trust and authenticated by the Property Trustee in accordance with the provisions of Section 7.03. The Replacement Securities shall be delivered to the purchaser or purchasers of the remarketed Preferred Securities in accordance with the terms of the Secondary Purchase Agreement.


         SECTION 6.03. Reset of Distribution Rate and Mandatory Redemption Date. From and including the Remarketing Settlement Date on which Replacement Securities are issued, the Distribution Rate on the Securities shall be the Winning Bid Rate and the Mandatory Redemption Date shall be the Remarketed Redemption Date.


         SECTION 6.04. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 6.02 that would be a Failed Remarketing pursuant to
         Section 6.02(e), because the purchase and sale of the Preferred Securities do not take place on the corresponding Remarketing Settlement Date, and such failure, in the good faith determination of the Remarketing Agent, results from facts or circumstances other than the action or inaction of the Sponsor, then the provisions of Section
         6.02 shall apply to a second remarketing (a "RENEWED REMARKETING") of the Preferred Securities, except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that upon the occurrence of a Failed Remarketing pursuant to Section 6.02(e), only one Renewed Remarketing may occur pursuant to this Section 6.04, and no Renewed Remarketing shall occur after the Final Reset Date.


         SECTION 6.05. Failed Remarketing. The Remarketing Agent shall give notice of any Failed Remarketing by 4:00 p.m., New York City time, on the date such Failed Remarketing occurs or is deemed to have occurred to the Sponsor and the Property Trustee.


         SECTION 6.06. Payment of Taxes, Duties, Etc. of the Trust. Upon receipt under the Subordinated Notes of Additional Interest, the Property Trustee shall promptly pay from such Additional Interest any taxes, duties or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority."

                  (c) The following Section 3 is hereby inserted into Annex I:

                  "3. Remarketing.


         The Preferred Securities shall be remarketed in accordance with the provisions of Article 6 of the Agreement.


         FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE AGREEMENT (AS DEFINED BELOW), AND SHALL NO LONGER REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUST."


                                    ARTICLE 4



         SECTION 4.01. Ratification of the Trust Agreement; this Amendment. The Trust Agreement is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Trust Agreement in the manner and to the extent herein and therein provided. The provisions of this Amendment shall supersede the provisions of the Trust Agreement to extent the Trust Agreement is inconsistent herewith.

         SECTION 4.02. Trustees Not Responsible for Recitals. The recitals herein contained are made by the Sponsor and not by the Trustees, and the Trustees assumes no responsibility for the correctness thereof. The Trustees make no representation as to the validity or sufficiency of this Amendment.

         SECTION 4.03. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws, without regard to its principles of conflicts of laws.

         SECTION 4.04. Severability. If any provision in the Trust Agreement or this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 4.05. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

         SECTION 4.06. Terms Defined. All terms defined elsewhere in the Trust Agreement shall have the same meanings when used herein.

         SECTION 4.07. Waiver of Tax Opinion. The parties hereto (including the Holder of the Preferred Securities by its separate consent to this Amendment) waive the requirement set out in Section 8 of Annex I and in Section 3.07(a)(vii)(D)(2) of the Trust Agreement for a reasoned Opinion of Counsel of independent tax counsel.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.


                           -----------------------------------------------

                           Israel J. Floyd, not in his individual
                           capacity but solely as Administrative Trustee of the Trust

                           -----------------------------------------------
                           Michael J. Scott, not in his individual
                           capacity but solely as Administrative Trustee of the Trust

                           -----------------------------------------------
                           Stuart C. Shears, not in his individual
                           capacity but solely as Administrative Trustee of the Trust


                           -----------------------------------------------
                           HERCULES INCORPORATED, as Sponsor and Holder of the Common Securities


                           -----------------------------------------------
                           By:
                                  Name:
                                  Title:





                           -----------------------------------------------
                           THE CHASE MANHATTAN BANK, not in its
                           individual capacity, but solely as Property
                           Trustee of the Trust


                           -----------------------------------------------
                           By:
                                  Name:
                                  Title:

                                                                     EXHIBIT A-1

                     FORM OF PREFERRED SECURITY CERTIFICATE


                         PREFERRED SECURITY CERTIFICATE
                     (prior to Remarketing Settlement Date)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES, WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE AGREEMENT (AS DEFINED BELOW), AND SHALL NO LONGER REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUST.



                                     A-1-1

Certificate Number                                Number of Preferred Securities
         PS-03                                              200,000

                                                           CUSIP NO. __________

                   Certificate Evidencing Preferred Securities

                                       of

                                HERCULES TRUST V


                     Auction Rate Reset Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

         HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that NMS Services, Inc. (the "HOLDER") is the registered owner of 200,000 securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Reset Rate Preferred Securities (Liquidation Amount $1,000 per Preferred Security) (the "PREFERRED SECURITIES"). This Preferred Security is transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same has been and may be amended from time to time, including the designation of the terms of the Preferred Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Subordinated Notes.


                                     A-1-2

         IN WITNESS WHEREOF, the Trust has executed this certificate this 9th day of February, 2000.




                                         HERCULES TRUST V




                                         By:
                                             ----------------------------------
                                             Name: Israel J. Floyd
                                             Title:   Administrative Trustee



         PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Agreement.

Dated:   February 9, 2000



                                         THE CHASE MANHATTAN BANK,
                                         as Property Trustee



                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                              [REVERSE OF SECURITY]

           (a) "DISTRIBUTIONS" with respect to the Liquidation Amount of $1,000 per Preferred Security (the "LIQUIDATION AMOUNT") of each Security will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                            (i) from and including November 12, 1998 to but
                  excluding February 9, 2000, LIBOR plus 175 basis points;

                           (ii) from and including February 9, 2000 to but
                  excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Securities are issued and (B) the date such Security is redeemed, LIBOR plus 150 basis points;

                          (iii) from and including the Remarketing Settlement
                  Date on which Replacement Securities are issued to but excluding the date such Security is redeemed, the Winning Bid Rate; and

                           (iv) notwithstanding clauses (i), (ii) and (iii)
                  above, if such Security is not redeemed because the Subordinated Note Issuer fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date such Security is redeemed, the applicable Distribution Rate in effect on the due date, compounded quarterly, but only to the extent permitted by applicable law.

Distributions that are not paid when due will bear additional distributions ("ADDITIONAL DISTRIBUTIONS") thereon compounded quarterly at the applicable Distribution Rate in effect on the due date specified above (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

           (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999 and (ii) on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), and will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.



                                     A-1-4

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect from and including February 12, 1999 to but excluding February 9, 2000, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 150 basis points. The amount of the Distribution payable on February 12, 2000 shall reflect the pro rata application of the two Distribution Rates applicable to the calculation period for such Distribution for each day on which the applicable Distribution Rate was in effect. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         All percentages resulting from any calculations on the Preferred Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

           (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities and on the Common Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing on such Remarketing Settlement Date and (ii) on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), and will accumulate from the most recent date to which

                                      A-1-5

Distributions have been paid or, if no Distributions have been paid, from and including such Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay); provided, that if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

 Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

This Preferred Security shall be redeemable as provided in the Agreement.






                                     A-1-6

                              ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
      ------------------------

Signature:
           -------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee(1):
                       -----------------------------------


--------
(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.


                                     A-1-7

                                                                     EXHIBIT A-2

                       FORM OF COMMON SECURITY CERTIFICATE

                           COMMON SECURITY CERTIFICATE

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND THE PROVISIONS OF THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998, AS AMENDED FROM TIME TO TIME.


                                     A-2-1

Certificate Number                                  Number of Common Securities
      CS-03                                                  6,200

                    Certificate Evidencing Common Securities

                                       of

                                HERCULES TRUST V

                      Auction Rate Reset Common Securities
                 (Liquidation Amount $1,000 per Common Security)

         HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Hercules Incorporated (the "HOLDER") is the registered owner of 6,200 securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Rate Reset Common Securities (Liquidation Amount $1,000 per Common Security) (the "COMMON SECURITIES"). Except as set forth in the Agreement (as defined herein), the Common Securities are not transferable. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same has been and may be amended from time to time, including the designation of the terms of the Common Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Subordinated Notes.

                                      A-2-2

         IN WITNESS WHEREOF, the Trust has executed this certificate this 9th day of February, 2000.


                                           HERCULES TRUST V

                                           By: _______________________________
                                               Name: Israel J. Floyd
                                               Title: Administrative Trustee

                          [REVERSE OF COMMON SECURITY]

                (a) "DISTRIBUTIONS" with respect to the Liquidation Amount of $1,000 per Common Security (the "LIQUIDATION AMOUNT") of each Security will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum equal to

                        (i) from and including November 12, 1998 to but
                  excluding February 9, 2000, LIBOR plus 175 basis points;

                       (ii) from and including February 9, 2000 to but excluding
                  the earlier of (A) the Remarketing Settlement Date on which Replacement Securities are issued and (B) the date such Security is redeemed, LIBOR plus 150 basis points;

                      (iii) from and including the Remarketing Settlement Date
                  on which Replacement Securities are issued to but excluding the date such Security is redeemed, the Winning Bid Rate; and

                       (iv) notwithstanding clauses (i), (ii) and (iii) above,
                  if such Security is not redeemed because the Subordinated Note Issuer fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date such Security is redeemed, the applicable Distribution Rate in effect on the due date, compounded quarterly, but only to the extent permitted by applicable law.

Distributions that are not paid when due will bear additional distributions ("ADDITIONAL DISTRIBUTIONS") thereon compounded quarterly at the applicable Distribution Rate in effect on the due date specified above (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

         (b) Until the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999 and (ii) on such Remarketing Settlement Date (each, a "PRE-REMARKETING DISTRIBUTION DATE"), and will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Distribution Date, except as otherwise described below.

                                      A-2-4

         The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect from and including February 12, 1999 to but excluding February 9, 2000, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Distribution Date to but excluding the applicable Pre-Remarketing Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Distribution Date and shall equal LIBOR plus 150 basis points. The amount of the Distribution payable on February 12, 2000 shall reflect the pro rata application of the two Distribution Rates applicable to the calculation period for such Distribution for each day on which the applicable Distribution Rate was in effect. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Distribution Date is not a Business Day, then such Pre-Remarketing Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         All percentages resulting from any calculations on the Common Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         (c) From and including the Remarketing Settlement Date on which Replacement Securities are issued, Distributions on the Replacement Securities and on the Common Securities will be payable quarterly in arrears (i) on February 12, May 12, August 12 and November 12 of each year, commencing on such Remarketing Settlement Date and (ii) on the Mandatory Redemption Date (each, a "DISTRIBUTION DATE"), and will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from and


                                      A-2-5
including such Remarketing Settlement Date, to but excluding the related Distribution Date, except as otherwise described below. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay); provided, that if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

         Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders to the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

         This Common Security shall be redeemable as provided in the Agreement.




                                      A-2-6